Exhibit 4.2

No. ___ CUSIP No. 552650103	MBF HEALTHCARE ACQUISITION CORP.	___________________ SHARES
Incorporated under the Laws of the State of Delaware
COMMON STOCK
Par Value $0.0001 per Share
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT                       is the owner of                       fully paid and non-assessable shares of common stock, with a par value $0.0001 per share, of MBF HEALTHCARE ACQUISITION CORP., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the registrar of the Corporation.
WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated: ____________ , ______

Secretary

Transfer Agent

Chief Executive Officer

MBF HEALTHCARE ACQUISITION CORP.
CORPORATE SEAL
2006
DELAWARE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act - ___ Custodian ____________
TEN ENT	tenants by the entireties	(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship	Under Uniform Gifts to Minors Act:____________
	and not as tenants in common	(State)
Additional abbreviations may also be used though not in the above list.
MBF HEALTHCARE ACQUISITION CORP.
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Common Stock represented hereby are issued and shall be held subject to the terms and conditions applicable to the Common Stock.
The holder of this certificate shall be entitled to receive funds from the Corporation’s trust fund only in the event of liquidation of the Corporation upon failure to consummate a business combination or if the holder seeks to convert respective shares into cash upon a business combination which he voted against and which is actually completed by the Corporation. Except as required by applicable law in no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.
For Value Received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
                      Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                       Attorney, to transfer the said Common Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

Signature(s) Guaranteed:

By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.